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                                                                 EXHIBIT (10.15)
                    SEPARATION AGREEMENT AND GENERAL RELEASE
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         This Separation Agreement and General Release (the "Agreement") dated
August 12, 1999, between Uni-Marts, Inc. (the "Company") and D. Gregory Graves (the "Executive").

         WHEREAS, the Executive has been employed as an officer of the Company and is currently serving as Chief Operating Officer.

         WHEREAS, the Company and the Executive mutually desire to provide for an orderly transfer of the Executive's duties and responsibilities, and for his departure from the Company.

         WHEREAS, the Company has offered to extend certain additional payment and benefits to Executive as detailed below to which he is not otherwise entitled under the existing policies and practices of the Company.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

         Section 1. Termination and Payments and Benefits

                  (a) Executive shall be relieved of all employment duties with the Company effective August 10, 1999, which shall be entered in the records of the Company as his Termination Date.

                  (b) The Company shall pay Executive $75,000, subject to deductions required by law, which is equivalent to six months of pay (severance period). The Company shall also provide health benefits to the Executive during this severance period, after which the Company shall have no further obligation to furnish this coverage at its expense and at which point Executive shall be entitled to COBRA for the remaining 12-month period. It is understood and

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agreed that this arrangement will provide Executive with compensation and benefits in excess of that to which the Executive would otherwise be entitled under the existing policies of the Company.

                  (c) The Company agrees to transfer to the Executive title to the automobile which has been provided to him by the Company subject to Executive satisfying the payment of any deductions required by law. The Executive shall have all obligations with respect to this vehicle after the date of the transfer.

                  (d) Except as provided below, such payment and benefits shall be in lieu, and in complete discharge, of all obligations owed by the Company to Executive, except (i) for any claim to which the Executive is entitled to indemnification from the Company for any acts or omissions in his capacity as an officer of the Company (except for criminal wrongdoing or acts outside the scope of his employment) and (ii) as set forth herein. Nothing herein shall affect Executive's rights with respect to his interests in any and all welfare benefit plans maintained by the Company, the Company's 401(k) Plan and deferred compensation plan, but shall be in lieu of any payment under the Company's Severance Plan.

         Section 2. Payment Upon Change in Control

                  (a) If there is a Change of Control of the Company within a period of six months after the date of this Agreement, the Company shall pay to the Executive, within 15 days after the date of the Change of Control, an amount in cash equal to 2.99 times the Executive's Base Compensation.

                  (b) For purposes of this section, the following terms shall have the meanings set forth below:

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                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  "Base Compensation" shall mean the total cash remuneration received by the Executive in all capacities with the Company, and its affiliates (as defined in Section 1504 of the Code without regard to subsection (b) thereof), as reported for Federal income tax purposes on Form W-2, together with any and all salary reduction authorized amounts under any of the Company's benefit plans or programs, for the 12-month period from August 1998 through July 1999.

                  "Beneficial Owner" of any securities shall mean:

                  (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

                  (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any

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security under this subsection (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) where voting securities are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subsection (ii) above) or disposing of any voting securities of the Company;

                  (iv) provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  "Change of Control" shall be deemed to have taken place if (i) any Person (except Henry Sahakian, Daniel Sahakian, or their respective families, the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the equity of the Company then outstanding or (ii) any Person

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(except Henry Sahakian, Daniel Sahakian, or their respective families), together with all Affiliates and Associates of such Person purchases substantially all of the assets of the Company.

                  The execution of any agreement, letter of intent or memorandum to effect a change of control which occurs within the six-month period that actually culminates in a change of control that occurs at a later time shall be deemed as a change of control within a period of six months after August 10, 1999.

                  "Person" shall mean any individual, firm, corporation, partnership or other entity.

         Section 3. No Further Obligations of the Company; Releases.

                  Except as provided in Sections 1 and 2 hereof, the Company shall have no further obligations whatsoever to the Executive and the Executive hereby releases the Company as set forth in Exhibit A hereto.

         Section 4. Conditions of Benefits.

                  The Company shall provide to the Executive the rights, payments and benefits set forth in Sections 1 and 2 hereof as consideration for and contingent upon (i) the Executive's execution, non-revocation and honoring of a release of claims and covenant not to sue in favor of the Company in the form attached hereto as Exhibit "A" and (ii) the Executive's continued compliance with the provisions of Sections 5, 6, 7 and 8 hereof. If the Executive is in breach of any of such Sections, the Company shall be entitled to a repayment of any amounts paid pursuant to Sections 1 and 2 above.

         Section 5. Non-Disclosure.

                  The Executive hereby agrees that he shall not, during or after his employment, disclose or use for any purpose confidential information or proprietary data of the Company (or any of its subsidiaries), except as required by applicable law or legal process; provided, however,

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that confidential information shall not include any information known generally to the public or ascertainable from public or published sources (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive acknowledges and agrees that the Company will suffer irreparable injury in the event of any material breach of this Section 5, that damages resulting from such injury will be incapable of being precisely measured, and that the Company will not have an adequate remedy at law to redress the harm which such violation shall cause. Therefore, the Executive agrees that the Company shall have the rights and remedies of specific performance and injunctive relief, in addition to any other rights or remedies that may be available at law or in equity or under this Agreement, in respect of any failure, or threatened failure, on the part of the Executive to comply with the provisions of this Section 5, including, but not limited to, temporary restraining orders and temporary injunctions to restrain any violation or threatened violation of this Section 5 by the Executive.

         Section 6. Return of Company Property.

                  The Executive acknowledges that all records, files, documents and equipment, all information relating to employees, Company members and suppliers, and any other materials that in any way relate to the business of the Company which the Executive has accumulated during his employment by the Company, other than information and documents publicly known or disseminated, are the property of the Company, including all duplicates and copies of any of the foregoing, and that all such property shall be immediately returned to the sole possession of the Company.

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         Section 7. Business Goodwill.

                  At all times following the date hereof, the Executive shall make no comments or take any other actions, direct or indirect, that will reflect adversely on the Company or its officers and directors in such capacity or adversely affect their business reputation or goodwill. At all times following the date hereof, the Board of Directors will take reasonable efforts to instruct its members and each officer of the Company not to make comments or take any other actions, direct or indirect, that will reflect adversely on the Executive or adversely affect his business reputation or goodwill. The Executive hereby agrees that he shall cooperate with the Company and its agents and representatives with respect to reasonable requests for information with respect to the Company and its financial statements that the Company and its agents and representatives request and in taking such other reasonable action with respect to the Company and its financial statements as the Company and its agents and representatives may request. The Executive hereby represents to the Company that he has disclosed fully to the Company the terms and conditions of all arrangements, contracts and understandings, whether written or oral, with all of the Company's suppliers or vendors. The Executive further agrees to assist the Company at any time in the future, with respect to all reasonable requests to testify in connection with any legal proceeding or matter relating to the Company, including but not limited to any federal, state or local audit, proceeding or investigation, other than proceedings relating to the enforcement of this Separation Agreement or other proceedings in which the Executive is a named party whose interests are adverse to those of the Company.

         Section 8. Non-Solicitation of Employees

                  Executive agrees that for six (6) months from the date of execution of this Agreement, Executive shall not directly or indirectly solicit, or contact with a view to the

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engagement or employment of, any person or entity of any person who is an employee of Company.

         Section 9. Miscellaneous.

                  Complete Agreement. This Separation Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Separation Agreement.

                  (a) Modification; Agreement; Waiver. No modification, amendment or waiver of any provisions of this Separation Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Separation Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

                  (b) Governing Law; Jurisdiction. This Separation Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the Commonwealth of Pennsylvania.

                  (c) Severability. Whenever possible, each provision of this Separation Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Separation Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Separation Agreement; provided, however, that the invalidity of the release contained in

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Exhibit A, shall nullify the Company's obligation to provide, and the Company shall be entitled to a return of, any and all payments made pursuant to this Separation Agreement.

                  (d) Assignment. The rights and obligations of the parties under this Separation Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither the Company nor the Executive may assign any duties under this Separation Agreement without the prior written consent of the other.

                  (e) Notices. All notices and other communications under this Separation Agreement shall be in writing and shall be given in person or by telegraph, telefax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given when delivered personally or three days after mailing or one day after transmission of a telegram or telefax, as the case may be, to the respective persons named below:

          If to the Company:                 Uni-Marts, Inc.
                                             477 East Beaver Avenue
                                             State College, PA
                                             16801-5690
                                             Attn: Chief Executive Officer

          If to the Executive:               D. Gregory Graves
                                             434 Hunter Avenue
                                             State College, PA 16801

                  (f) Advice of Counsel. The Executive acknowledges that he has been advised by the Company to consult with his own legal counsel with respect to the subject matter and the terms of this Agreement, that he has had the opportunity to do so and that this Agreement is the product of negotiations between the Company and the Executive.

                  (g) Confidentiality Agreement. The Executive and the Company agree to keep confidential the existence of this Agreement and the terms unless otherwise required by

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law, rule or regulation. Executive hereby recognizes that this Agreement may be required to be filed as an exhibit to a periodic report filed by the Company under federal securities laws.

         IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the day and year first above written.

                                                  UNI-MARTS, INC.

                                              By: /s/ Henry D. Sahakian
                                                  ------------------------------
                                                  Henry D. Sahakian
                                                  Its Chief Executive Officer


                                              By: /s/ D. Gregory Graves
                                                  ------------------------------
                                                  D. Gregory Graves
                                                  Executive


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                                   EXHIBIT "A"
                                   -----------
                            GENERAL RELEASE AGREEMENT
                            -------------------------

         I, D. Gregory Graves, for myself, my heirs, executors, administrators and assigns, if any, for and in consideration of the rights, payments and benefits under the Separation Agreement and General Release between the undersigned and Uni-Marts, Inc. ("Uni-Marts") dated August 12, 1999 (the "Agreement") hereby agrees as follows:

         1. I waive, release and forever discharge Uni-Marts, and its subsidiaries and affiliates, and each of their directors, officers and employees and each of their successors and assigns (hereinafter the "Released Parties"), of and from any and all past or present causes of action, suits, agreements or other claims which I have against the Released Parties upon or by reason of any matter, cause or thing whatsoever, including, without limitation, claims for any alleged violation of the Civil Rights Act of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Pennsylvania Human Relations Act and any other federal or state law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment, and I promise not to file a lawsuit to assert any such claims; provided, however, that this release shall not apply to A) the payments and benefits set forth in the Agreement, B) any benefit payable under the terms of any employment benefit plan maintained by the Released Parties, or C) any claim to which I am entitled to indemnification from Uni-Marts for any acts or omissions in my capacity as an officer of Uni-Marts, except for criminal wrongdoing and acts outside the scope of my employment.

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         2.    I acknowledge that in my decision to enter into this General
Release Agreement, I have not relied on any representations, promises or agreements of any kind, including oral statements by representatives of Uni-Marts, except as set forth in this General Release Agreement, the General Release Agreement executed by Uni-Marts or in the Agreement.

         IN WITNESS WHEREOF, and with the intention of being legally bound hereby, I have executed this General Release Agreement on August 12, 1999.


                                                       /s/ D. Gregory Graves
                                                       -------------------------
                                                       D. Gregory Graves



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